UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2022 (August 5, 2022)

ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 305-539-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into Material Definitive Agreements.

6.00% Convertible Senior Notes due 2025

On August 8, 2022, Royal Caribbean Cruises Ltd. (the “Company”) completed its previously announced private offering (the “Offering”) of $1.15 billion aggregate principal amount of 6.00% Convertible Senior Notes due 2025 (the “Convertible Notes”), including $150 million aggregate principal amount of the Convertible Notes issued pursuant to the exercise in full of the initial purchasers’ option to purchase additional Convertible Notes. The Company received gross proceeds from the offering of $1.15 billion, which it used to repurchase $800 million aggregate principal amount of its 4.25% convertible senior notes due June 15, 2023 and $350 million aggregate principal amount of its 2.875% convertible senior notes due November 15, 2023 (the “Existing Convertible Notes”) in privately negotiated transactions. The Company retired the Existing Convertible Notes so repurchased.

The Convertible Notes were issued by the Company pursuant to an indenture, dated August 5, 2022 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, paying agent, registrar, custodian and conversion agent. Interest on the Convertible Notes accrues from August 5, 2022 and is payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2023, at a rate of 6.00% per year. The Convertible Notes will mature on August 15, 2025, unless earlier converted, redeemed pursuant to a tax redemption or repurchased.

The Company may redeem all, but not part, of the Convertible Notes upon the occurrence of specified tax events set forth in the Indenture. Other than in connection with such specified tax events, the Company may not redeem the Convertible Notes.

The initial conversion rate per $1,000 principal amount of Convertible Notes is 19.9577 shares of common stock of the Company (the “Common Stock”), which is equivalent to an initial conversion price of approximately $50.11 per share, subject to adjustment in certain circumstances. Prior to May 15, 2025, the Convertible Notes will be convertible at the option of holders of the Convertible Notes during certain periods, upon satisfaction of certain conditions. Thereafter, the Convertible Notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date of the Convertible Notes. Upon conversion, the Convertible Notes may be settled in shares of the Company’s common stock, cash or a combination of cash and shares of the Company’s common stock, at the Company’s election.

Holders of the Convertible Notes may require the Company, upon the occurrence of certain events that constitute a fundamental change under the Indenture, to offer to repurchase the Convertible Notes at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. In connection with certain corporate events or if the Company issues a notice of tax redemption, it will, under certain circumstances, increase the conversion rate for holders of the Convertible Notes who elect to convert their Convertible Notes in connection with such corporate event or for holders of the Convertible Notes whose Convertible Notes are called for tax redemption and convert their Convertible Notes during the relevant redemption period. The Indenture also contains customary events of default.

The Convertible Notes were offered and sold in a private offering that was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Convertible Notes were offered within the United States only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act. The Convertible Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction. Unless so registered, the Convertible Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The above descriptions of the material terms of the Indenture and the Convertible Notes are qualified in their entirety by reference to such exhibit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information required by Item 3.02 relating to the sale of the Convertible Notes is contained in Item 1.01 of this Current Report on Form 8-K and incorporated herein by reference.

The Company offered and sold the Convertible Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and for resale by the initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement relating to the Offering. The shares of Common Stock issuable upon conversion of the Convertible Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01 Other Events.

Press Release

On August 8, 2022, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this Current Report on Form 8-K relating to, among other things, our future performance estimates, forecasts and projections constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited, to: statements regarding revenues, costs and financial results for 2022 and beyond. Words such as “anticipate,” “believe,” “could,” “driving,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “will,” “would,” “considering,” and similar expressions are intended to help identify forward-looking statements. Forward-looking statements reflect management’s current expectations, are based on judgments, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to, the following: the impact of the global incidence and continued spread of COVID-19, which has had and will continue to have a material adverse impact on our business, liquidity and results of operations, or other contagious illnesses on economic conditions and the travel industry in general and the financial position and operating results of our Company in particular, such as: governmental and self-imposed travel restrictions and guest cancellations; our ability to obtain sufficient financing, capital or revenues to satisfy liquidity needs, capital expenditures, debt repayments and other financing needs; the effectiveness of the actions we have taken to improve and address our liquidity needs; the impact of the economic and geopolitical environment on key aspects of our business including the conflict between Ukraine and Russia, such as the demand for cruises, passenger spending, and operating costs; incidents or adverse publicity concerning our ships, port facilities, land destinations and/or passengers or the cruise vacation industry in general; concerns over safety, health and security of guests and crew; our COVID-19 protocols and any other health protocols we may develop in response to infectious diseases may be costly and less effective than we expect in reducing the risk of infection and spread of such disease on our cruise ships; further impairments of our goodwill, long-lived assets, equity investments and notes receivable; an inability to source our crew or our provisions and supplies from certain places; an increase in concern about the risk of illness on our ships or when travelling to or from our ships, all of which reduces demand; unavailability of ports of call; growing anti-tourism sentiments and environmental concerns; changes in U.S. foreign travel policy; the uncertainties of conducting business internationally and expanding into new markets and new ventures; our ability to recruit, develop and retain high quality personnel; changes in operating and financing costs; our indebtedness, any additional indebtedness we may incur and restrictions in the agreements governing our indebtedness that limit our flexibility in operating our business; the impact of foreign currency exchange rates, the impact of higher interest rate and fuel prices; the settlement of conversions of our convertible notes, if any, in shares of our common stock or a combination of cash and shares of our common stock, which may result in substantial dilution for our existing shareholders; our expectation that we will not declare or pay dividends on our common stock for the near future; vacation industry competition and changes in industry capacity and overcapacity; the risks and costs related to cyber security attacks, data breaches, protecting our systems and maintaining integrity and security of our business information, as well as personal data of our guests, employees and others; the impact of new or changing legislation and regulations or governmental orders on our business; pending or threatened litigation, investigations and enforcement actions; the effects of weather, natural disasters and seasonality on our business; the impact of issues at shipyards, including ship delivery delays, ship cancellations or ship construction cost increases; shipyard unavailability; the unavailability or cost of air service; and uncertainties of a foreign legal system as we are not incorporated in the United States.

In addition, many of these risks and uncertainties are currently heightened by and will continue to be heightened by, or in the future may be heightened by, the COVID-19 pandemic. It is not possible to predict or identify all such risks.

The forward-looking statements included in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should consider the areas of risk described above, as well as those set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, those set forth under the heading “Risk Factors” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, copies of which may be obtained by visiting our Investor Relations website at www.rclinvestor.com or the SEC’s website at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 4.1 – Indenture, dated August 5, 2022, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, paying agent, registrar, custodian and conversion agent.

Exhibit 99.1 – Press release dated August 8, 2022.

Exhibit 104 - Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date: August 8, 2022	By:	/s/ NAFTALI HOLTZ
	Name:	Naftali Holtz
Chief Financial Officer